                                    AGREEMENT
                                    ---------

         THIS AGREEMENT is entered into as of the date stated below by and among Xarc Corporation, a Kansas corporation ("Xarc"), Donald I. Wallace, owner of all of the outstanding shares of Xarc ("Shareholder"), and World Wireless Communications, Inc., a Nevada corporation ("WWC").

         The parties hereto agree as follows:

A.       FACTS AND OBJECTIVES

         WWC desires to acquire from Shareholder all of the outstanding shares of Xarc in exchange for certain shares of WWC, and Shareholder desires to exchange all the shares of Xarc owned by him for shares of stock of WWC, according to the terms herein.

B.       TERMS AND CONDITIONS

         1. Plan of Reorganization. Shareholder is the owner of all of the issued and outstanding stock of Xarc, which consists of 1000 shares of common stock at a stated par value of one dollar per share (the "Xarc Shares"). It is the intention of the parties hereto that all of the issued and outstanding capital stock of Xarc will be acquired by WWC in exchange solely for 10,000 shares of the common stock of WWC (the "WWC Shares").

         2. Exchange and Delivery of Shares. WWC and Shareholder agree that the Xarc Shares will be exchanged with WWC for the WWC Shares. On the closing date, Wallace will deliver a stock certificate or certificates for all of the outstanding stock of Xarc, duly endorsed by Wallace so as to make WWC the sole owner of the Xarc Shares, free and clear of all liens, claims and encumbrances; WWC shall deliver a certificates of stock totaling 10,000 shares to Shareholder according to the following schedule:

         Upon closing:                                           2,000 shares
         Within 30 days of closing                               3,000 shares
         By March 31, 1998                                       5,000 shares

The parties may agree to escrow certificates representing such shares as are not conveyed at the time of closing.

The certificates delivered to Shareholder pursuant to this Agreement shall bear a legend in substantially the following form (to which terms Shareholder agrees):

            "The shares of stock represented by this certificate have not been registered under the Securities Act of 1933, as amended, or under the securities laws of any state. The shares of stock have been acquired for investment and may not be sold, offered for sale or transferred in the absence of an effective registration under the Securities Act of 1933, as amended, and any applicable state securities laws, or an opinion of counsel satisfactory in form and substance to counsel for World Wireless Communications, Inc. that the transaction shall not result in a violation of federal or state securities laws."

         3. Representations and Warranties of Shareholder. Shareholder and Xarc represent and warrant as follows:

            a. That Shareholder is, and will be as of the closing date, the sole owner of all of the outstanding shares of Xarc, which shares are and will be free from any claims, liens, or other encumbrances, and Shareholder has the unqualified right to transfer said shares. Shareholder will cooperate with WWC in all steps necessary to assure that Xarc satisfies or has satisfied all "good standing" requirements of the State of Kansas.

            B. That the Xarc Shares constitute validly issued shares of Xarc, fully paid and nonassessable.

            c. That Shareholder has disclosed to WWC all information and documents concerning or affecting Xarc's qualifications in the state of its incorporation and has further provided to WWC all financial statements or balance sheets of Xarc, which statements or balance sheets accurately represent the financial condition of Xarc as of the date of said statements; there has been no material change in the financial condition of Xarc since the date of said statements; there are no substantial liabilities, either fixed or contingent not reflected in such financial statements other than contracts or obligations in the usual course of business; and no such contracts or obligations in the usual course of business are liens or other liabilities which, if disclosed, would alter substantially the financial condition of Xarc as reflected in such financial statements.

            d. That neither Xarc nor Shareholder is involved in any pending litigation or governmental investigation or proceeding, and no threats or claims of litigation or governmental investigation have been asserted against Xarc, except as set forth at Exhibit A hereto (if applicable).

            e. That Shareholder has been supplied with this Agreement and that he is familiar with and understands its contents.

            f. That, in determining to acquire the WWC Shares and to enter into this transaction, Shareholder has been provided, has obtained and has, with due diligence, considered all documents, financial statements, disclosures and all other information necessary to Shareholder's evaluation of WWC and has relied solely on his own analysis of information obtained from WWC and the advice of Shareholder's legal counsel and accountants or other financial advisors with respect to the tax and other consequences involved in purchasing WWC Shares.

            g. That Shareholder understands and acknowledges that Shareholder's rights to and acquisition of the WWC Shares will be governed by the terms and conditions of the Agreement.

            h. That the WWC Shares being acquired will be acquired for Shareholder's own account without a view to public distribution or resale and that Shareholder has no contract, undertaking, agreement, or arrangement to sell or otherwise transfer or dispose of any WWC
         Shares or any portion thereof to any person;

            i. That Shareholder (i) can bear the economic risk of the purchase and acqusition of WWC Shares, including the loss of the Xarc shares, as his entire investment, (ii) has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of an investment in WWC Shares, (iii) understands that there is no guarantee that the actual performance of WWC under any circumstances will match and projections which may have been made, and that such actual performance may differ substantially from what is represented in any such projections.

            j. That Shareholder understands that the WWC Shares have not been registered under the 1933 Act or the securities laws of any state and are subject to substantial restrictions on transfer as described in the Agreement.

            k. That Shareholder agrees that he will not sell or otherwise transfer ownership or dispose of any WWC Shares or any portion thereof unless (i) such WWC Shares are registered under the 1933 Act and any applicable state securities laws or Shareholder obtains an opinion of counsel which is satisfactory to WWC that such WWC Shares may be sold in reliance on an exemption from such registration requirements, and
         (ii) the transfer is otherwise made in accordance with this Agreement.

            l. That Shareholder understands that (i) WWC has no obligation or intention to register any WWC Shares for resale or transfer under the 1933 Act or any state securities laws or to take any action (including the filing of reports or the publication of information as required by Rule 144 under the 1933 Act) which would make available any exemption from the registration requirements of any such laws and (ii) Shareholder therefore may be precluded from selling or otherwise transferring ownership of or disposing of any WWC Shares or any portion thereof for an indefinite period of time or at any particular time.


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

            m. That Shareholder has been encouraged to rely upon the advice of Shareholder's legal counsel and accountants or other financial advisors with respect to the tax and other considerations relating to the purchase of WWC Shares and has been offered, during the course of discussions concerning the acquisition of WWC Shares, the opportunity to ask such questions and inspect such documents (including the books and records and financial statements) concerning WWC and its business and affairs as Shareholder has requested so as to understand more fully the nature of the investment and to verify the accuracy of the information supplied.

            n. Represents and warrants that (i) Shareholder is at least 21 years of age; (ii) Shareholder is a United States citizen; (iii) Shareholder has adequate means of providing for Shareholder's current needs and personal contingencies; (iv) Shareholder has no need for liquidity in Shareholder's investments; (v) Shareholder maintains his or her principal residence at the address shown below; and (vi) all investments in and commitments to non-liquid investments are, and after the purchase of WWC Shares will be, reasonable in relation to Shareholder's net worth and current needs.

            o. That Shareholder understands that no federal or state agency including the Securities and Exchange Commission or the securities commission or authorities of any state has approved or disapproved the WWC Shares, passed upon or endorsed the merits of the Offering, or made any finding or determination as to the fairness of the WWC Shares for public investment.

            p. That Shareholder understands that the WWC Shares are being offered and sold in reliance on specific exemptions from the registration requirements of federal and state laws and that WWC is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments, and understandings set forth herein in order to determine the suitability of Shareholder to acquire the WWC Shares.

            q. That the information set forth herein concerning Shareholder is true and correct.

         4. Representations and Warranties of WWC. WWC hereby represents and warrants as follows:

            a. That, as of the closing date, the WWC shares to delivered to Shareholder will constitute the valid and legally issued shares of WWC, fully paid and nonassessable.

            b. That the officers of WWC are duly authorized to execute the agreement pursuant to authorization of its stockholders.

            c. That, as of the closing date, WWC is in good standing as a Nevada corporation.

            d. That the financial statements of WWC attached hereto fairly and accurately represent the financial condition of WWC as of the date of said statements; there has been no material change in the financial condition of Xarc since the date of said statements except as set forth in an addendum and disclosure also attached hereto; that there are no substantial liabilities, either fixed or contingent, not reflected in such financial statements other than contracts or obligations in the usual course of business; and no such contracts or obligations in the usual course of business are liens or other liabilities which, if disclosed, would alter substantially the financial condition of WWC as reflected in such financial statements.

         5. Conditions of Closing. The closing shall occur on November 5, 1997 at 11:00 a.m., at the offices of WWC, or on such date and at such time as the parties mutually agree.

         6. Delivery of Records. Each agrees to deliver to the other, on or before the closing date, or at such time as may be mutually agreeable to the parties, such documents and corporate records as the other may request.

         7. Survival. All representations and warranties herein shall survive the closing.

         8. Governing Law. This Agreement shall be construed in accordance with, and governed by, the laws of the State of Utah, and venue with respect to any dispute shall be fixed in the Third Judicial District Court, in and for Salt Lake County, State of Utah.

         9. Notices. All communications under this Agreement shall be in writing, shall be delivered personally, sent by telecopy or mailed by first class mail, postage prepaid, to the telecopy numbers or addresses specified below, or to such other telecopy number or address as any party hereto may have furnished in writing to the others, and shall be deemed to be given on the date of delivery if served personally, or the first business day after being sent by telecopy, or the third business day after mailing:

         If to WWC:                  Mr. Bill Chipman
                                     150 Wright Brothers Drive
                                     Salt Lake City, Utah 84116
                                     Telecopy No. (801) 535-2450

         If Shareholder:             Mr. Donald I. Wallace
                                     5912 Edgewater Drive
                                     Overland Park, Kansas 66223
                                     Telecopy No. (913) 685-8939

         10. Amendment and Waiver: This Agreement may be amended, and observance of any term of this agreement may be waived, with (and only with) the written consent of the parties hereto. No waiver of any of the provisions of this Agreement shall be deemed to be or shall constitute a waiver of any other provision, whether or not similar, nor shall any waiver constitute a continuing waiver.

         11. Severability. In the event that any particular provision(s) of this Agreement shall for any reason hereafter be determined to be unenforceable, or in violation of any law, governmental order or regulation, such unenforceability or violation shall not affect the remaining provisions of this agreement, which shall continue in full force and effect and be binding upon the respective parties hereto.

         12. Attorneys' Fees. The non-prevailing party, as determined by the Court, in a judicial proceeding for breach of any of the provisions of this Agreement shall be fully responsible for and pay the prevailing party's reasonable attorneys' fees, costs, and expenses.

         13. Captions. The section and/or paragraph titles or captions used in this Agreement are inserted only as and intended solely for convenience of reference, and shall in no manner modify, limit, explain, construe, describe the scope of intent or in any other way affect the terms of this Agreement.


                                                                XARC CORPORATION



                                                        By /s/ Donald I. Wallace
                                                          ----------------------
                                                           Donald I. Wallace
                                                           Its President



SHAREHOLDER


/s/ Donald I. Wallace
---------------------
Donald I. Wallace


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

WORLD WIRELESS COMMUNICATIONS, INC.



By: /s/ David Singer
  ---------------------------------
  David Singer
  Its President




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